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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement (Form S-1) for the registration of 47,233 shares of MP3.com, Inc's common stock of the reference to our firm under the captions "Selected Historical Financial Data" and "Experts" and our report dated April 2, 1999 (except for Note 6, as to which the date is July 16, 1999) included in the Registration Statement (Form S-1 No. 333-78545) and related Prospectus of MP3.com, Inc filed with the Securities and Exchange Commission.

     Our audit also included the financial statement schedule of MP3.com, Inc. for the period from March 17, 1998 (inception) to December 31, 1998 listed in
Item 16(b) of the Registration Statement (Form S-1 No. 333-78545). This
schedule is the responsibility of MP3.com's management. Our responsibility is to express an opinion based on our audit. In our opinion, the financial statement schedule referred above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                        ERNST & YOUNG LLP


San Diego, California
July 19, 1999